EXHIBIT 10(a)

[John Hancock Mutual Life Insurance Company Letterhead]





                                                  September 18, 1998


SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, N.W.
Washington, D.C. 20549

     RE:  John Hancock Variable Annuity Account JF
          File Nos. 333-08345 and 811-07711
          ---------------------------------

Dear Commissioners:

     This opinion is being furnished with respect to the filing of Post-Effective Amendment No. 4 under the Securities Act of 1933 (Post-Effective Amendment No. 4 under the Investment Company Act of 1940) of the Form N-4 Registration Statement of John Hancock Variable Annuity Account JF as required by Rule 485 under the 1933 Act.

     I have acted as counsel to Registrant for the purpose of preparing this Post-Effective Amendment which is being filed pursuant to paragraph (b) of Rule 485 and hereby represent to the Commission that in my opinion this Post-Effective Amendment does not contain disclosures which would render it ineligible to become effective pursuant to paragraph (b).

     We hereby consent to the filing of this opinion with and as a part of this Post-Effective Amendment to Registrant's Registration Statement with the Commission.

                                                  Very truly yours,

                                                  /s/ Sandra M. DaDalt

                                                  Sandra M. DaDalt
                                                  Associate Counsel